                                                                      EXHIBIT 12

                 STATEMENT RE: COMPUTATION OF EFFICIENCY RATIOS

                    AMERICA FIRST MORTGAGE INVESTMENTS, INC.
                              STATEMENTS OF INCOME

                                                                                  NEW COMPANY
                                                             -----------------------------------------------------
                                                              YEAR 1     YEAR 2     YEAR 3     YEAR 4     YEAR 5
                                                             ---------  ---------  ---------  ---------  ---------
Management Fee.............................................        780      1,280      1,791      2,303      2,814
Incentive Fee..............................................        617      1,526      2,167      2,804      3,437
Other......................................................        730        803        883        971      1,088
                                                             ---------  ---------  ---------  ---------  ---------
                                                             $   2,127  $   3,609  $   4,841  $   6,078  $   7,319
                                                             ---------  ---------  ---------  ---------  ---------
Interest Income............................................     39,806     83,942    118,369    152,821    187,257
Interest Expense...........................................     29,064     63,432     89,627    115,856    142,085
Hedging Cost...............................................        674      1,451      2,057      2,664      3,271
                                                             ---------  ---------  ---------  ---------  ---------
                                                                29,738     64,883     91,684    118,520    145,356
                                                             ---------  ---------  ---------  ---------  ---------
Net Income Interest........................................  $  10,068  $  19,059  $  26,685  $  34,301  $  41,901
                                                             ---------  ---------  ---------  ---------  ---------

Efficiency ratio...........................................    21.1263%   18.9359%   18.1413%   17.7196%   17.4674%

                    AMERICA FIRST MORTGAGE INVESTMENTS, INC.
                              STATEMENTS OF INCOME

                                           FOR THE YEAR ENDED DECEMBER 31, 1996           FOR THE YEAR ENDED DECEMBER 31, 1995
                                   ----------------------------------------------------  --------------------------------------
                                      PREP 1        PREP 2      PENSION      COMBINED       PREP 1        PREP 2      PENSION
                                   ------------  ------------  ----------  ------------  ------------  ------------  ----------
General and administrative
  expenses.......................       895,961       313,422     172,499  $  1,381,882       834,594       287,838     171,190
Mortgage and mortgage-backed
  securities income..............  $  3,011,347  $  1,231,344  $  660,229  $  4,902,920  $  3,398,068  $  1,346,474  $  723,177
Interest Income on participating
  loans..........................       240,432       240,432     251,157       --            --            251,157
Interest Income on temporary cash
  investments
  and U.S. government
  securities.....................       442,931        24,302      94,739       581,972       408,845        29,476      84,722
                                   ------------  ------------  ----------  ------------  ------------  ------------  ----------
Net Interest Income..............  $  3,694,710  $  1,255,646  $  754,968  $  5,705,324  $  4,057,870  $  1,375,950  $  807,899
                                   ------------  ------------  ----------  ------------  ------------  ------------  ----------

Efficiency ratio.................                                               24.2209%

                                    PRO FORMA
                                     COMBINED
                                   ------------
General and administrative
  expenses.......................  $  1,293,622
Mortgage and mortgage-backed
  securities income..............  $  5,487,719
Interest Income on participating
  loans..........................
Interest Income on temporary cash
  investments
  and U.S. government
  securities.....................       522,843
                                   ------------
Net Interest Income..............  $  6,241,719
                                   ------------
Efficiency ratio.................       20.7254%

                    AMERICA FIRST MORTGAGE INVESTMENTS, INC.
                              STATEMENTS OF INCOME

                                                                     FOR THE YEAR ENDED DECEMBER 31, 1994
                                                             ----------------------------------------------------
                                                                                                      PRO FORMA
                                                                PREP 1        PREP 2      PENSION      COMBINED
                                                             ------------  ------------  ----------  ------------
General and administrative expenses........................       647,772       270,366     148,214  $  1,066,352
Mortgage and mortgage-backed securities income.............  $  3,488,648  $  1,043,641  $  557,578  $  5,089,863
Interest Income on participating loans.....................       264,904       --           --           264,904
Interest Income on temporary cash investments and U.S.
  government securities....................................       374,521        88,326      78,415       521,262
                                                             ------------  ------------  ----------  ------------
Net Interest Income........................................  $  4,128,071  $  1,111,967  $  635,991  $  5,876,029
                                                             ------------  ------------  ----------  ------------

Efficiency ratio...........................................                                               18.1475%